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                                                                 EXHIBIT 23.01


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated January 27, 1999 (except with respect to the matters discussed in the eighth and ninth paragraphs of Note 5, as to which the date is February 12, 1999, and Note 22, as to which the date is March 15, 1999) included in LG&E Energy Corp.'s Form 10-K for the year ended December 31, 1998 and to all references to our Firm included in this registration statement.

                                         /s/ Arthur Andersen LLP
                                             ARTHUR ANDERSEN LLP


Louisville, Kentucky
October 7, 1999